Exhibit 10.1

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

I.	Overview

RetailMeNot, Inc. and its affiliated companies (the “Company”) are committed to sharing their success with the people who make it possible — the Company’s Team Members. The purpose of this Amended and Restated 2016 Bonus Plan (this “Plan”) is to encourage the Company’s Team Members to contribute to the achievement of the Company’s goals and to share in the rewards of the Company’s success. This Plan amends and restates the 2016 Bonus Plan adopted by the Compensation Committee of the Company’s Board of Directors on February 11, 2016 (the “Original Plan”). The term of this Plan is for the 2016 fiscal year.

II.	Eligible Team Members

To be eligible to participate in the Plan, a Team Member must be a regular full-time employee of the Company. Each Team Member’s aggregate annual target bonus shall be communicated in the Team Member’s 2016 compensation overview or offer letter for Team Members hired in 2016.

III.	Performance Periods

There will be two separate performance periods under this Plan: January 1 through June 30, 2016 (the “1H Period”) and July 1 through December 31, 2016 (the “2H Period”).

IV.	Weighting and Payment

The bonus amounts earned will be paid twice annually. The payment for performance in the 1H Period will be made by September 30, 2016, and the payment for performance in the 2H Period will be made by March 15, 2017 after completion of the audit of the 2016 financial statements. Weighting percentages for each Team Member’s individual performance elements and Company performance elements are generally based on the region for which the Team Member has operational responsibility.

V.	Operating Segments

Effective after the closing of the acquisition of Giftcard Zen Inc (the “Giftcard Zen Acquisition”), the Company has two operating segments, the core segment (the “Core Segment”) and the gift card segment (the “Gift Card Segment”). For the 2H Period, Team Members are assigned to one of these two segments after considering such Team Member’s operational responsibilities. All such determinations are made in the Company’s sole discretion.

VI.	Individual Performance Element

A Team Member’s individual performance element is based on his/her performance against individual goals, the competencies established for the Team Member’s role and the Company’s core values. A Team Member’s performance is evaluated by the Team Member’s manager at mid-year for the 1H Period and year-end for the 2H Period. An individual performance bonus amount is informed based on each of these evaluations.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

VII.	Company Performance Elements

Company performance elements for Team Members in the Core Segment and Gift Card Segment, respectively, are based on the Company’s performance against targets set for each such element in the Company’s annual budget, respectively. The Company performance elements are as set forth below.

A. 1H Period:

Team Members, other than those based in Phoenix, Arizona and Certain Executives

For the 1H Period, the Company performance elements (formerly the “Financial and Audience” elements) are unchanged from the Original Plan and are as follows: Each Team Member will have (1) an Adjusted EBITDA element, (2) an Audience element based upon the country, region or regions for which the Team Member has operational responsibility and (3) a Net Revenues element based upon the country, region or regions for which the Team Member has operational responsibility.

Team Members based in Phoenix, Arizona

For the 1H Period, each Team Member based in Phoenix, Arizona will have (1) a Gift Card Segment Operating Income element, (2) a Gift Card Segment Gross Profit element and (3) a Gift Card Segment Net Revenues element.

Certain Executives

For the 2H Period, Team Members who serve as a Senior Vice President or “C-level” executive with global responsibilities will have (1) an Adjusted EBITDA element, (2) a consolidated Audience element and (3) a consolidated Net Revenues element.

B. 2H Period:

Team Members in the Core Segment

For the 2H Period, each Team Member in the Core Segment will have (1) a segment Operating Income element, (2) an Audience element based upon the country, region or regions for which the Team Member has operational responsibility and (3) a segment Net Revenues element based upon the country, region or regions for which the Team Member has operational responsibility.

Team Members in the Gift Card Segment

For the 2H Period, each Team Member in the Gift Card Segment will have (1) a segment Operating Income element, (2) a segment Gross Profit element and (3) a segment Net Revenues element.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

Certain Executives

For the 2H Period, Team Members who serve as a Senior Vice President or “C-level” executive with global responsibilities will have (1) an Adjusted EBITDA element, (2) a consolidated Audience element and (3) a consolidated Net Revenues element.

C. Definitions:

Net Revenues mean the corresponding amount as reported in the Company’s Statements of Operations as of June 30, 2016 with respect to the 1H Period and as of December 31, 2016 with respect to the 2H Period, excluding, for each such period, the impact of any acquisitions completed in fiscal year 2016 (other than the Giftcard Zen Acquisition).

Adjusted EBITDA means the consolidated, corresponding amount as derived from the Company’s Statements of Operations as of June 30, 2016 with respect to the 1H Period and as of December 31, 2016 with respect to the 2H Period, excluding the impact of any acquisitions completed in fiscal year 2016 (other than the Giftcard Zen Acquisition).

Audience means the number of the Company’s user days during the 1H Period and the 2H Period, excluding the impact of any acquisitions completed in fiscal year 2016. For purposes of clarity, the Giftcard Zen Acquisition is excluded from the Audience metric for fiscal year 2016. The Company determines user days by summing the number of days each user is active during a calendar month. Users of the Company’s desktop and mobile websites are determined using browser cookies from Google Analytics, a third-party product that provides digital marketing intelligence. Users of the Company’s native (including mobile) applications are determined using device ID. Because user days are tracked separately for each domain, the Company counts each of the following as a separate user day: (i) the first time a user accesses one of its desktop or mobile websites using a specific device or browser on a particular day, (ii) each time a user re-accesses one of our desktop or mobile on the same device or browser on a particular day after that user clears their browser cookies and (iii) the first time a specific mobile device accesses one of its mobile applications on a particular day.

Gross Profit means the corresponding amount as reported in the Company’s Statements of Operations as of June 30, 2016 with respect to the 1H Period and as of December 31, 2016 with respect to the 2H Period, excluding the impact of any acquisitions completed in fiscal year 2016 (other than the Giftcard Zen Acquisition).

Operating Income means the corresponding amount as reported in the Company’s Statements of Operations as of June 30, 2016 with respect to the 1H Period and as of December 31, 2016 with respect to the 2H Period, excluding the impact of any acquisitions completed in fiscal year 2016 (other than the Giftcard Zen Acquisition).

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

VIII.	Payout Formula

The payout under this Plan will be determined as follows:

A.	Base Bonus

Individual Performance Element

At the conclusion of each review, the Team Member’s individual performance will be used to inform a percentage payout for bonus purposes. If the Team Member’s individual performance in the 1H Period or 2H Period is deemed unsatisfactory, then that Team Member’s percentage payout will be 0% in such period. If the Team Member’s individual performance is satisfactory, then the Team Member is eligible for a percentage payout ranging from 50%-150% according to the discretion of the Team Member’s manager and consistent with the examples set forth in the table below. The payout percentage will be multiplied by the applicable weighting percentage for the individual performance element to determine the amount of the “Individual Performance Element” actually earned.

Below are examples of team member individual performance and payout scenarios:

Team Member Performance Example	Example Payout %	Comments
Team Member exceeded expectations on goal performance, delivered meaningful contributions on an important project that was added to the goal plan, mastered all competencies associated with her/his role and consistently modelled the Company’s core values to other Team Members.	150%	Maximum bonus for exceptional goal achievement and modeling RMN’s core values.

Team Member exceeded expectations on goal performance and achieved both of the following criteria: (1) satisfied all competencies associated her/his role and (2) consistently embodied the Company’s core values.	115%	Team Member over-achieved on goals and satisfied or exceeded all other expectations.

Team Member met expectations on goal performance and achieved both of the following criteria: (1) satisfied all competencies associated with her/his role and (2) demonstrated alignment with the Company’s core values.	100%	Team Member met all expectations.

Team Member met expectations on goal performance and achieved one of the following criteria: (1) satisfied all competencies associated with her/his role and (2) demonstrated alignment with the Company’s core values.	75%	Team member achieved all goals, but did not successfully meet all expectations either in terms of competencies or alignment with core values.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

Team Member Performance Example	Example Payout %	Comments
Team Member missed expectations on some goals and competencies and met expectations on other goals and competencies. However, she/he consistently demonstrated alignment with the Company’s core values and displayed an openness to improve her/his own performance.	50%	Missing expectations on goals and competencies suggests a discounted bonus is appropriate. Alignment with core values keeps the bonus from being discounted to 0%. This category may apply to Team Members on performance improvement plans.

Team Member missed expectations on most goals.	0%	Goal achievement is critical. While Team Member has the opportunity to improve her/his performance and earn a bonus in the next performance cycle, she/he did not earn a bonus for the current performance cycle. This category may apply to Team Members on performance improvement plans.

Company Performance Elements

Net Revenues

1.	The actual amount of the Net Revenues element will be divided by the applicable target to determine the percentage achievement. The percentage achieved will be applied as set forth below to determine the percentage payout.

If the percentage achieved falls between two table results, the percentage payout will be extrapolated. For example, 98% achievement would result in 96% payout since each percentage point drop in achievement between 95% and 100% results in a two percentage point drop in percentage payout.

% Net Revenues Target Achieved	Payout
0%	0.0%
70%	25.0%
75%	40.0%
80%	55.0%
85%	67.5%
90%	80.0%
95%	90.0%
100%	100.0%

2.	The percentage payout will be multiplied by the applicable Net Revenues weighting percentage as set forth in the Team Member’s 2016 compensation overview to determine the percentage of the Net Revenues element earned.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

Adjusted EBITDA

1.	The actual amount of Adjusted EBITDA will be divided by the target to determine a percentage achievement. The percentage achieved will be applied as set forth below to determine the percentage payout.

If the percentage achieved falls between two table results, the percentage payout will be extrapolated. For example, 98% achievement would result in 96% payout since each percentage point drop in achievement between 95% and 100% results in a two percentage point drop in percentage payout.

% Adjusted EBITDA Target Achieved	Payout
0%	0.0%
70%	25.0%
75%	40.0%
80%	55.0%
85%	67.5%
90%	80.0%
95%	90.0%
100%	100.0%

2.	The percentage payout of the Adjusted EBITDA element will be multiplied by the applicable Adjusted EBITDA weighting percentage as set forth in the Team Member’s 2016 compensation overview to determine the percentage of the Adjusted EBITDA element earned.

Audience

1.	The actual amount for the Audience element will be divided by the applicable target to determine the percentage achievement. The percentage achieved will be applied as set forth below to determine the percentage payout.

If the percentage achieved falls between two table results, the percentage payout will be extrapolated. For example, 98% achievement would result in 96% payout since each percentage point drop in achievement between 95% and 100% results in a two percentage point drop in percentage payout.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

% Audience Target Achieved	Payout
0%	0.0%
70%	25.0%
75%	40.0%
80%	55.0%
85%	67.5%
90%	80.0%
95%	90.0%
100%	100.0%

2.	The percentage payout will be multiplied by the applicable Audience weighting percentage to determine the percentage of the Audience element earned.

Gross Profit

1.	The actual amount of Gross Profit will be divided by the target to determine a percentage achievement. The percentage achieved will be applied as set forth below to determine the percentage payout.

If the percentage achieved falls between two table results, the percentage payout will be extrapolated. For example, 98% achievement would result in 96% payout since each percentage point drop in achievement between 95% and 100% results in a two percentage point drop in percentage payout.

% Gross Profit Target Achieved	Payout
0%	0.0%
70%	25.0%
75%	40.0%
80%	55.0%
85%	67.5%
90%	80.0%
95%	90.0%
100%	100.0%

2.	The percentage payout of the Gross Profit element will be multiplied by the Gross Profit weighting percentage as set forth in the Team Member’s 2016 compensation overview to determine the percentage of the Gross Profit element earned.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

Operating Income

1.	The actual amount of Operating Income will be divided by the target to determine a percentage achievement. The percentage achieved will be applied as set forth below to determine the percentage payout.

If the percentage achieved falls between two table results, the percentage payout will be extrapolated. For example, 98% achievement would result in 96% payout since each percentage point drop in achievement between 95% and 100% results in a two percentage point drop in percentage payout.

% Operating Income Target Achieved	Payout
0%	0.0%
70%	25.0%
75%	40.0%
80%	55.0%
85%	67.5%
90%	80.0%
95%	90.0%
100%	100.0%

The percentage payout of the Operating Income element will be multiplied by the Operating Income weighting percentage as set forth in the Team Member’s 2016 compensation overview to determine the percentage of the Operating Income element earned.

B.	Accelerator Bonus

The Accelerator Bonus can be earned for each Company performance element. To be eligible for an Accelerator Bonus, the Team Member’s individual performance percentage payout must be at least 100%.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

Accelerator Calculation: The Accelerator Bonus will be calculated as follows:

1.	Over-performance against the target earns a Team Member Additional Bonus percentage points as set forth below.

Element vs. Target (1)	Additional Bonus (2)	Element vs. Target (1)	Additional Bonus (2)
>=1%	2.5%	>=11%	40.0%
>=2%	5.0%	>=12%	45.0%
>=3%	7.5%	>=13%	51.9%
>=4%	10.0%	>=14%	58.8%
>=5%	12.5%	>=15%	65.6%
>=6%	15.0%	>=16%	72.5%
>=7%	20.0%	>=17%	79.4%
>=8%	25.0%	>=18%	86.3%
>=9%	30.0%	>=19%	93.1%
>=10%	35.0%	>=20%	100.0%

(1)	Percentage by which actual element exceeds target.
(2)	The additional bonus percentage will be multiplied by the actual element. For example, if actual applicable Net Revenues exceeds Target by 16%, the applicable Net Revenues Bonus would be calculated by multiplying the applicable Net Revenues Element by 172.5% (i.e. 100% represents the applicable Net Revenues Base amount and 72.5% represents the applicable Net Revenues Accelerator amount).

2.	The aggregate Accelerator Bonus is capped at 200%.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

IX.	General Provisions

1.	Bonuses are subject to all applicable taxes and other required deductions.

2.	If the individual performance percentage payout is less than 50% for a Team Member in the 1H Period or the 2H Period, no Company performance element will be earned for that Team Member in that period.

3.	The Plan does not constitute a guarantee of employment nor does it restrict the Company’ rights to terminate employment at any time or for any lawful reason.

4.	The Plan does not create vested rights of any nature nor does it constitute a contract of employment or a contract of any other kind. The Plan does not create any customary concession or privilege to which there is any entitlement from year-to-year, except to the extent required under applicable law. Nothing in the Plan entitles a Team Member to any remuneration or benefits not set forth in the Plan nor does it restrict the Company’ rights to increase or decrease the compensation of any Team Member, except as otherwise required under applicable law.

5.	Team Members who become eligible to participate in the Plan after the first day of the 1H Period or the 2H Period for which a bonus is paid shall be eligible to receive a pro-rated bonus for such period. Team Members who are not eligible to participate in the plan as of April 30, 2016 are not eligible for the 1H Period. Team Members who are not eligible to participate in the Plan as of October 31, 2016 are not eligible for the 2H Period.

6.	Team Members who resign or are terminated prior to the actual payment of a bonus shall not receive a bonus.

7.	This Plan constitutes the entire arrangement regarding the Plan, supersedes any prior oral or written description of the Plan and may not be modified except by a written document that specifically references this Plan and is signed by the Company’s Chief Executive Officer.

8.	The Plan is provided at the Company’s sole discretion and the Company may modify or eliminate it at any time, individually or in the aggregate, prospectively or retroactively, without notice or obligation during the plan year. In addition, there is no obligation to extend or establish a similar plan in subsequent years.

9.	The Plan shall not become a part of any employment condition, regular salary, remuneration package, contract or agreement, but shall remain gratuitous in all respects. Bonuses are not to be taken into account for determining severance pay, termination pay, “extra months” bonuses or payments, or any other form of pay or compensation.

10.	Team Members who are separated from employment with the Company due to divestiture, closure, or dissolution of a business are not eligible to receive a bonus.

11.	Independent contractors, consultants, individuals who have entered into an independent contractor or consultant agreement, temporary employees, contract employees and interns are not eligible to participate in the Plan.

RetailMeNot, Inc.

Amended and Restated 2016 Bonus Plan

(Team Member)

12.	The Plan (i) will be subject to such amendments as are required to be effected according to applicable law and (ii) will not be available to Team Members where applicable law prohibits the Plan or where tax or other business considerations make a Team Member’s participation impracticable in the judgment of the Compensation Committee.

13.	At a minimum, the Company will fund 50% of the calculated payout for the 2H Period at December 31. If the actual payout for the 2H Period under this Plan exceeds 50% of the calculated payout at December 31, then the actual payout shall be distributed to all Team Members employed as of the date the bonus for the 2H Period is paid based on the payout calculated for such Team Member in accordance with this Plan. If the actual bonus payout under this Plan for the 2H Period is less than 50% of the calculated payout at December 31, then the amount that shall be distributed to all Team Members employed as of the date the bonus for the 2H Period is paid (but excluding any Team Member who serves as a Senior Vice President or “C-level” executive) shall equal the actual 2H Period payout calculated for such Team Member in accordance with this Plan plus a pro rata amount equal to the difference between the calculated payout amount for the 2H Period at December 31, multiplied by 50% minus the amount of actual payout.